UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 12, 2011

Mimvi, Inc.
(Exact name of registrant as specified in its charter)

000-54074
(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

268 Bush Street, Suite 4124
San Francisco, California 94104
(Address of principal executive offices)

510-552-2811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d) Appointment of Certain Officers and Directors

Effective September 12, 2011, the Board of Directors of Mimvi, Inc. (the “Company”) appointed Michael Poutre as a member of its Board of Directors and as its President and Chief Operating Officer.  Mr. Poutre has previously been engaged by the Company as a consultant since August 9, 2011.

Mr. Poutre, age 40, has more than 18 years experience in the securities industry and executive management fields. In 2003 he co-founded The Blue & White Fund, a publicly traded “40 Act” investment company.  Mr. Poutre served as a director and President and Chief Compliance Officer of The Blue and White Fund from 2003 to 2006.   From 2001 to 2009, Mr. Poutre owned Eplboim Poutre & Co, a boutique wealth management firm in Beverly Hills. Most recently, he has been serving as a consultant to several venture stage companies. Mr. Poutre has a Bachelor’s degree in Philosophy from Whittier College, and is an MBA candidate at California Lutheran University, where he sits on the board of their Center for Economic Research and Finance. Mr. Poutre was selected to serve as a Director of the Company because of his extensive experience in operations and financial management.

Mr. Poutre has been serving as a consultant to the Company since August 9, 2011. His compensation for these activities has been incorporated into his employment package and appointment as COO and President.

(e) Compensatory Arrangements of Certain Officers

The Company entered into a Memorandum of Understanding (the “Agreement”) effective September 12, 2011 with Michael Poutre to serve as the President and Chief Operating Officer of the Company (the “Executive”).  The initial term of the Agreement is from September 12, 2011 for a one-year term.

Pursuant to the Agreement, the Executive will receive (a) a monthly salary of $10,000 during the initial six months of the Agreement and (b) a monthly salary of $15,000 thereafter.

Upon signing of the Agreement, the Executive is entitled to a grant of 700,000 shares of the common stock of the Company.  The Executive will also be entitled to an additional grant of 500,000 shares if the following benchmarks are achieved during the term of the Agreement:

1.	The Company’s common stock trades at a volume weighted average price of $.75 or higher during any continuous 30-day period; and

2.	The average trading volume for the Company’s common stock exceeds 10,000 shares per day during such 30-day period.

The Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 is hereby incorporated by reference in response to this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Memorandum of Understanding by and between Mimvi, Inc. and Michael Poutre dated September 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: September 13, 2011	By:	/s/ Kasian Franks
Kasian Franks
Chief Executive Officer